UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2020

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	26-4413774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Shoal Creek Blvd, Suite 230-S, Austin, Texas	78757
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2020, Phunware, Inc. (the "Company") entered into a Settlement Agreement and Mutual General Release (the "Settlement Agreement") with Uber Technologies, Inc ("Uber") and certain other parties related to the Company's cause of action (hereinafter, the "Action") against Uber, Uber's cross-complaint against the Company and Uber's amended cross-complaint against the Company and certain individual defendants (the "Individual Defendants"), including Alan S. Knitowski, who serves as a director and the Company's President and Chief Executive Officer. The Action is captioned Case No. CGC-17-561546 in the Superior Court of the State of California, County of San Francisco (the "Court").

As provided in the Settlement Agreement, each party denies engaging in any wrongdoing whatsoever and specifically denies each and every allegation of wrongdoing alleged in the Action, and each party further denies any and all claims of damage or for other relief by any other party in any amount whatsoever. Furthermore, both parties have agreed to fully and finally settle, compromise, and resolve all disputes, differences and disagreements that have existed, now exist, or may exist between them that fall within the subject matter of the Action.

The Settlement Agreement provides that Phunware and its insurance carriers will pay a total sum of $6,000,000 to Uber, of which the Company's insurance carrier will pay $1,500,000 to settle Uber's claims against the Individual Defendants while the Company will pay a total of $4,500,000 to Uber in a series of installments beginning no later than December 31, 2020, and ending no later than September 30, 2021. The Settlement Agreement further provides that the Company and the Individual Defendants fully release claims against Uber relating to the Action and upon receipt of the payments, Uber will fully release claims against the Company and the Individual Defendants relating to the Action. The Company intends to record a loss for its portion of the settlement in its condensed consolidated financial statements in its quarterly report on Form 10-Q for the period ending September 30, 2020. The Settlement Agreement remains subject to Court approval.

Importantly, the Company continues to evaluate any and all remedies regarding the matter and fully intends to aggressively pursue the full and complete recovery of the Company’s $4,500,000 plus more than $2,000,000 in legal and other expenses incurred to date as related to the Action under distinctly separate new action(s).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The Company uses words and phrases such as “an agreement,” “subject to,” “would,” "will," “expects,” "intends", “provides” and similar expressions to identify forward-looking statements in this report, including forward-looking statements regarding the Company’s ability to settle all claims for $6.0 million. Such forward-looking statements are based on information available to the Company as of the date of this report and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) the ability to secure final approval from the Court; (ii) the ability to overcome any objections or appeals regarding the settlement; and (iii) other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and future filings and reports by the Company, including but not limited to the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2020	Phunware, Inc.

	By:	/s/ Matt Aune
Matt Aune Chief Financial Officer